Exhibit 10.12

CASH COLLATERAL ACCOUNT
SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT
AND CONTROL AGREEMENT

CASH COLLATERAL ACCOUNT SECURITY, PLEDGE AND ASSIGNMENT AGREEMENT AND CONTROL AGREEMENT, dated as of April 12, 2010 (as it may be amended, supplemented or otherwise modified from time to time, this "Agreement"), among SUNPOWER CORPORATION, a Delaware corporation (the "Pledgor"), having its chief executive office at 3939 North First Street, San Jose, California 95134, DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent (in such capacity, the "Agent") for the benefit of the Secured Parties (as defined in the Facility Agreement referred to below), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as depositary bank and as securities intermediary (in such capacities, the "Intermediary").

R E C I T A L S:

The Pledgor, the Subsidiary Guarantors, the Subsidiary Applicants parties thereto from time to time, the Banks parties thereto from time to time, and the Agent have entered into that certain Letter of Credit Facility Agreement, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the "Facility Agreement").

It is a condition to the availability of credit under the Facility Agreement that the Pledgor, the Agent, and the Intermediary shall have entered into this Agreement.

Pursuant to the Facility Agreement, in order to secure the Obligations of the Pledgor thereunder, the Pledgor has agreed to establish the Collateral Account (as such term is hereinafter defined) and to grant to the Agent, for the benefit of the Secured Parties, a first priority perfected security interest therein, upon the terms and subject to the conditions hereof.

NOW, THEREFORE, in consideration of the agreements and covenants hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.      Definitions.

Unless the context otherwise requires, capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Facility Agreement, and the following terms shall have the following meanings:

"Collateral" has the meaning set forth in Section 2 hereof.

"Collateral Account" has the meaning set forth in Section 3(a) hereof.

"New York UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York.

"Permitted Investments" has the meaning set forth in Section 3(e) hereof.

"UCC" means the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

2.      Security for Obligations.

As security for the full and punctual payment and performance of all the Pledgor's Obligations when due (whether upon stated maturity, mandatory prepayment, acceleration, or otherwise), the Pledgor hereby pledges, assigns, transfers, conveys, delivers, and grants to the Agent, for the benefit of the Secured Parties, a first priority continuing and perfected security interest in and lien on all of the Pledgor's right, title and interest in and to the following property, in each case, whether now owned or hereafter acquired and whether now existing or hereafter arising and regardless of where located (collectively, for purposes of this Agreement, the "Collateral"):

(i)     the Collateral Account and all funds, cash, checks, drafts, certificates, instruments, Permitted Investments, financial assets, and other assets deposited or held in or credited to the Collateral Account, and all security entitlements from time to time credited thereto or reflected therein;

(ii)    all interest, dividends, distributions, cash, instruments and other property received, receivable or otherwise payable or distributed in respect of, or in exchange for, any of the foregoing;

(iii)   all certificates and instruments representing or evidencing any of the foregoing; and

(iv)   all proceeds of any of the foregoing.

3.      Account.

(a)    (i)    On or before the date hereof, there has been established by the Agent with the Intermediary in connection with the Facility Agreement an account entitled "SunPower, DB Admin Agent Collat Acct", Account Number: S55321.1 (including any and all subaccounts thereof, segregated accounts thereunder and successor, replacement or substitute accounts therefor maintained by the Intermediary for the Agent, the "Collateral Account"), which shall be under the sole control of the Agent, as to which the Pledgor shall have no right to draw checks or give other instructions or orders except as permitted by this Agreement.

(ii)    Interest and any other amounts earned on or received in respect of any assets held in or credited to the Collateral Account shall be periodically added to the principal amount of the Collateral Account, as applicable, and shall be held, credited, disbursed and applied in accordance with the provisions of this Agreement.  All items of income, gain, expense and loss recognized in the Collateral Account shall be reported by the Pledgor for Federal and applicable state tax purposes to the extent required by applicable law, under the name and taxpayer identification number of the Pledgor.

(b)    The Pledgor shall at all times maintain on deposit in the Collateral Account an amount not less than that required to be maintained pursuant to Section 6.11 of the Facility Agreement.

(c)    Provided (i) that the Pledgor would be in compliance with Section 6.11 of the Facility Agreement after giving effect to any requested withdrawal, and (ii) that no Default shall have occurred and be continuing or would exist after giving effect thereto, the Pledgor may direct the Agent to withdraw and pay to the Pledgor requested amounts on deposit in the Collateral Account.  Upon any such withdrawal, the Pledgor shall be deemed to have represented to the Agent that all of such conditions to such withdrawal were satisfied.

(d)    Upon the occurrence and during the continuance of a Default, with or without notice from the Agent, the Pledgor shall have no further right to direct the Agent to make withdrawals from the Collateral Account.  During the existence of an Event of Default, the Agent shall have the exclusive right, at any time, without prior notice to or consent of the Pledgor, to withdraw funds from the Collateral Account to pay any or all of the Pledgor's Obligations then due, and the Agent may collect or liquidate any assets then held in or credited to the Collateral Account or reinvest any amounts in Permitted Investments, as the Agent may reasonably determine is necessary to perfect or protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.

(e)    Provided no Event of Default shall have occurred and be continuing, the Pledgor may direct the Agent to arrange that assets held in or credited to the Collateral Account be invested, liquidated and reinvested in permitted investments, as set forth on Exhibit A hereto (the "Permitted Investments"), to be held in or credited to the Collateral Account (or to an account of the Agent maintained with the Intermediary for overnight or other investments the proceeds of which are to be credited to the Collateral Account upon maturity, liquidation or other disposition thereof) and disbursed in accordance with and subject to the terms and conditions of this Agreement.  In no event shall the Agent have any responsibility or liability for investments made at the direction of the Pledgor, nor shall it have any duty or responsibility to confirm that the same are in fact Permitted Investments or that such investments conform to the limitations set forth in this Section 3 or elsewhere in the Loan Documents.

4.      Financing Statements; Further Assurances.

(a)    The Pledgor agrees that, at any time and from time to time, including in connection with any Permitted Investments under Section 3(e) hereof, at the expense of the Pledgor, the Pledgor will promptly execute and deliver all further instruments and documents (including financing statements and control agreements), and take all further action, that may be reasonably necessary, or that the Agent may reasonably request, (1) in order to more fully perfect, evidence and protect, or establish the priority of (including by control), any security interest granted or purported to be granted hereby, or to enable the Agent to exercise and enforce the Agent's rights and remedies hereunder or (2) to maintain the security interest of the Agent in the Collateral granted hereunder at all times fully perfected and in full force and effect.  The Pledgor authorizes the Agent to file one or more financing or continuation statements under the UCC relating to the Collateral, naming the Agent as "secured party".

(b)    The Pledgor represents and warrants that the information set forth on Schedule A hereto is true, correct and complete as of the date hereof.  The Pledgor shall not change its legal name, jurisdiction of organization, identity, type of organization or effect any other change that could impair the effectiveness of any UCC filing naming it as debtor, unless it shall have given the Agent at least thirty (30) days' prior written notice of such change.

5.      Transfers and Other Liens.

The Pledgor will not (i) sell or otherwise dispose of any of the Collateral other than pursuant to the terms hereof and of the Facility Agreement, (ii) create or permit to exist any Lien upon or with respect to all or any of the Collateral, except for the Liens granted to the Agent pursuant to this  Agreement or as may otherwise be permitted under the Loan Documents, or (iii) enter into or suffer to exist any control agreement with any Person whereby such Person may issue entitlement orders or other orders or instructions with respect to any or all of the Collateral (except any control agreement with the Agent for the benefit of the Secured Parties).

6.      Reasonable Care.

Beyond the exercise of reasonable care with respect to the custody of any Collateral actually in its possession, the Agent shall not have any duty as to the collection or protection of any Collateral or any income thereon or payments with respect thereto, or as to the preservation of any rights against any Person or otherwise with respect thereto.  The Pledgor consents to all actions by the Agent in accordance with the provisions of this Agreement, and agrees that the Collateral need not be held separate and apart from other assets held by the Agent (or the Intermediary) in any capacity.  The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which a reasonable person would exercise under similar circumstances, it being understood that the Agent shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in value thereof (including any loss, damage or diminution in value resulting from any investment thereof), by reason of the act or omission of the Agent or its agents, employees or bailees, except to the extent that such loss or damage results from the Agent's gross negligence or willful misconduct.

7.      Remedies.

(a)    Upon the occurrence and during the continuance of an Event of Default, and subject to the terms and conditions of this Agreement and the other Loan Documents, as applicable, the Agent may, without obligation to resort to any other security, right or remedy granted under any other agreement or instrument, at any time or from time to time in its sole discretion exercise any or all of the following rights and remedies:

(i)     without notice to the Pledgor, except as required by law or any of the Loan Documents, charge, set-off and otherwise apply all or any part of the Collateral against the Pledgor's Obligations or any part thereof, including any expenses due in accordance with the Facility Agreement;

(ii)    issue entitlement orders or other orders or instructions with respect to any or all of the Collateral held in or credited to or for the Collateral Account;

(iii)   exercise any and all rights and remedies available to it under this Agreement and/or as a secured party under the UCC and/or otherwise available at law or in equity; and

(iv)   demand, collect, take possession of, receipt for, settle, compromise, adjust, sue for, liquidate, foreclose or realize upon the Collateral (or any portion thereof) as the Agent may determine in its sole discretion.

The Pledgor hereby expressly waives, to the fullest extent permitted by law, presentment, demand, protest or any notice of any kind in connection with this Agreement or the Collateral.  The Pledgor acknowledges and agrees that, to the extent that notice of any sale of the Collateral or other intended disposition thereof shall be required by the UCC or other applicable law, ten (10) Business Days' prior written notice of the time and place of any public sale or of the time after which any private sale or other intended disposition may be made shall be commercially reasonable and sufficient notice to the Pledgor within the meaning of the UCC or otherwise under applicable law.  In connection with any sale or other disposition of all or any part of the Collateral, the Agent may comply with any applicable state or federal law requirements and/or disclaim warranties of title, possession, quiet enjoyment and the like without affecting the commercial reasonableness of such sale or other disposition.

8.      No Waiver.

The rights and remedies provided in this Agreement and the other Loan Documents are cumulative and may be exercised independently or concurrently, and are not exclusive of any other right or remedy provided at law or in equity.  No failure to exercise or delay in exercising any right or remedy hereunder or under the other Loan Documents shall impair or prohibit the exercise of any such rights or remedies in the future or be deemed to constitute a waiver or limitation of any such right or remedy or acquiescence therein.  To the fullest extent permitted by applicable law, any and all of the Agent's rights with respect to the lien and security interest granted hereunder shall continue unimpaired, and the Pledgor shall be and remain obligated in accordance with the terms hereof, notwithstanding (a) any proceeding of the Pledgor or any other Person or any of their respective property under any bankruptcy, insolvency or reorganization laws, (b) the release or substitution of any collateral or any guaranty or other security for any of the Obligations at any time, or of any rights or interests therein or (c) any delay, extension of time, renewal, compromise or other indulgence granted by the Agent in the event of any default, with respect to any collateral or any guaranty or other security for any of the Obligations or otherwise hereunder or under any other Loan Document.

9.      Expenses.

The Collateral shall also secure, and the Pledgor shall pay to the Agent upon ten (10) days' written notice from the Agent from time to time, all reasonable costs and expenses (including reasonable attorneys' fees and disbursements, and transfer, recording and filing fees, taxes and other charges) actually incurred for, or incidental to, the creation or perfection of any lien or security interest granted or intended to be granted hereby, the custody, care, sale, transfer, investment, administration, or collection of or realization on the Collateral, or in any way relating to the enforcement, protection or preservation of the rights or remedies of the Agent under this Agreement or the other Loan Documents.  The provisions of this Section 9 shall survive any termination of this Agreement or release of any Collateral.

10.    Agent Appointed Attorney-In-Fact.

(a)    The Pledgor irrevocably constitutes and appoints the Agent as the Pledgor's true and lawful attorney-in-fact, with full power of substitution, upon the occurrence and during the continuance of an Event of Default, to execute, acknowledge and deliver any instruments and to exercise and enforce every right, power, remedy, option and privilege of the Pledgor with respect to the Collateral, and do in the name, place and stead of the Pledgor, all such acts, things and deeds for and on behalf of and in the name of the Pledgor, which the Pledgor could or might do or which the Agent may deem necessary or desirable to more fully vest in the Agent the rights and remedies provided for herein or to accomplish the purposes of this Agreement.  The foregoing powers of attorney are irrevocable and coupled with an interest.

(b)    If the Pledgor fails to perform any agreement herein contained, the Agent may itself perform or cause performance of any such agreement, and any expenses (including any reasonable fees, charges and disbursements of counsel) of the Agent incurred in connection therewith shall be paid by the Pledgor as provided in Section 9 hereof.

11.    Liability of Agent.

(a)    The Agent, in the Agent's capacity as secured party hereunder, shall be responsible for the performance only of such duties as are specifically set forth in this Agreement, and no duty shall be implied from any provision hereof.  The Agent shall not be required to take any discretionary actions hereunder.  The Agent shall not be under any obligation or duty (i) to perform any act which, in the Agent's sole judgment (consistent with the Agent's responsibility to exercise reasonable care with respect to the custody of any Collateral actually in its possession), could involve any liability or any expense for which it will not be reimbursed or (ii) to institute or defend any suit in respect hereof, or to advance any of its own monies.  The Pledgor shall indemnify and hold the Agent, and its agents, employees and officers harmless from and against any loss, cost or damage (including reasonable attorneys' fees and disbursements) incurred by the Agent or such other indemnitee in connection with the transactions contemplated hereby, excepting losses, costs, expenses and claims arising as a result of the Agent's gross negligence or willful misconduct.  The provisions of this Section 11 shall survive any termination of this Agreement or release of any Collateral.

(b)    The Agent shall be protected in acting upon any notice, resolution, request, consent, order, certificate, representation, report, opinion, bond or other paper, document or signature reasonably believed by the Agent to be genuine, and the Agent may assume that any purported officer or other representative of the Pledgor purporting to give any of the foregoing in connection with the provisions hereof has been duly authorized to do so.  The Agent may require such written certifications or directions from the Pledgor as it reasonably deems necessary or appropriate before taking any action hereunder.  The Agent may consult with counsel, and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken or suffered by it hereunder and in good faith in accordance therewith.  The Agent shall not be responsible for monitoring the Pledgor's compliance with the Pledgor's or any other Credit Party's obligations under this Agreement or any other Loan Document.

12.    Continuing Security Interest.

This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full in cash of all the Pledgor's Obligations and termination of the Commitments and the expiration without any pending drawing or termination of all LOCs (or, in the sole discretion of the Agent, the cash collateralization of such LOCs in a manner satisfactory to the Agent).  Upon termination of the Commitments, the expiration without any pending drawing or termination of all LOCs (or, in the sole discretion of the Agent, cash collateralization of such LOCs in a manner satisfactory to the Agent), and payment in full in cash of all of the Pledgor's Obligations, this Agreement shall terminate (other than any provisions hereof expressly stated to survive termination) and the Pledgor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof and the Agent shall execute without recourse such instruments and documents as may be reasonably requested by the Pledgor to evidence such termination and the release of the lien hereof.

13.    Securities Account; Deposit Account; Entitlement Orders; Instructions.

(a)    To the extent permitted by applicable law, the Intermediary will treat all property held by it in the Collateral Account as financial assets as defined in Article 8 of the New York UCC.

(b)    Without limiting any other means of perfecting the Agent's security interest in any or all of the Collateral, (i) as to any Collateral now or hereafter held in or credited to the Collateral Account in the event the Collateral Account constitutes a securities account (as defined in Section 8-501(a) of the New York UCC) as to which the Intermediary is the securities intermediary (as defined in Section 8-102(a)(14) of the New York UCC), the Intermediary will comply with entitlement orders (as defined in Section 8-102(a)(8) of the New York UCC) or other orders or instructions originated by the Agent without further consent by the Pledgor, and (ii) as to any Collateral now or hereafter held in or credited to the Collateral Account in the event the Collateral Account constitutes a deposit account (as defined in Section 9-102(a)(29) of the New York UCC) maintained at the Intermediary, the Intermediary will comply with instructions originated by the Agent directing disposition of the funds in such deposit account without further consent by the Pledgor.

(c)    The Intermediary represents that it has not agreed, and covenants that it will not agree, with any third party to comply with any entitlement orders or other orders or instructions concerning the Collateral except with the prior written consent of the Pledgor and the Agent.

14.    Subordination.

The Intermediary hereby subordinates any lien or security interest or right of set-off or recoupment it may now or hereafter have on or in the Collateral Account or any or all of the Collateral to the lien and security interest of the Agent; provided that this subordination shall not apply to any lien or security interest or right of set-off or recoupment securing obligations to the Intermediary arising out of the operation of the Collateral Account, including (i) all amounts due to the Intermediary in respect of its customary fees and expenses for the maintenance and operation of the Collateral Account, including any obligation to reimburse the Intermediary for any amounts expended or obligations incurred by the Intermediary to acquire any Collateral, and (ii) the face amount of any checks which have been credited to the Collateral Account but are subsequently returned unpaid because of uncollected or insufficient funds.

15.    Notice of Adverse Claims.

Except for the claims and interest of the Agent and the Pledgor in the Collateral Account, the Intermediary does not know of any claim to, or interest in, the Collateral Account or any property held in or credited thereto, including any financial asset (as defined in Section 8-102(a)(9) of the New York UCC).  The Intermediary shall promptly notify the Pledgor and Agent of any claim to, or interest in, the Collateral Account or any property held in or credited thereto (including any financial asset) arising or purporting to arise on or after the date hereof.

16.    Certain Rights of Intermediary.

(a)    Notwithstanding any provision contained herein or in any other document or instrument to the contrary, neither the Intermediary nor any of its officers, directors, employees, agents or representatives (collectively, the "Other Indemnified Parties") shall be liable for (y) any action taken or not taken by the Intermediary (or the Other Indemnified Parties) at the instruction of the Agent, or (z) any action taken or not taken by the Intermediary (or the Other Indemnified Parties) under or in connection with this Agreement, except for the Intermediary's (or the Other Indemnified Party's) own gross negligence or willful misconduct.  In no event shall the Intermediary be liable for indirect, special, punitive or consequential damages even if advised of the possibility of such damages.  Without limiting the foregoing, and notwithstanding any provision to the contrary elsewhere, the Intermediary and the Other Indemnified Parties:

(i)    shall have no responsibilities, obligations or duties in respect of the subject matter hereof other than those expressly set forth in this Agreement, and no implied duties, responsibilities or obligations shall be read into this Agreement against the Intermediary; without limiting the foregoing, the Intermediary shall have no duty to preserve, exercise or enforce rights in the Collateral (against prior parties or otherwise), to determine whether or not an event of default exists under any agreement between the Pledgor and the Agent, or to determine whether or not the Agent is entitled to give any entitlement orders or other orders or instructions with respect to the Collateral;

(ii)    may in any instance where the Intermediary reasonably determines that it lacks or is uncertain as to its authority to take or refrain from taking certain action, or as to the requirements of this Agreement under the circumstance before it, delay or refrain from taking action unless and until it shall have received appropriate instructions from the Agent or advice from legal counsel (or other appropriate advisor), as the case may be; provided that the Intermediary gives prompt written notice to the Agent of such concerns;

(iii)   so long as it and they shall have acted (or refrained from acting) in good faith and with the reasonable belief that such action or omission is duly authorized or within the discretion or powers granted to it hereunder, shall not be liable for any error of judgment in any action taken, suffered or omitted, or for any act done or step taken or omitted, or for any mistake of fact or law, unless such action constitutes gross negligence or willful misconduct on its (or their) part;

(iv)   will not be responsible to the Agent, the Issuing Bank, any other Bank, or any other Person for the due execution, legality, validity, enforceability, genuineness, effectiveness or sufficiency of this Agreement (provided, however, that the Intermediary warrants that the Intermediary has legal capacity and has been duly authorized to enter into this Agreement, and that this Agreement is enforceable against the Intermediary, subject to customary exceptions with respect to bankruptcy, public policy, and the effect of applicable law) or for any statement, warranty or representation made by any other party in connection with this Agreement;

(v)    will not incur any liability by acting or not acting in reliance upon advice of counsel, or upon any notice, consent, certificate, statement, wire instruction, telecopy or other writing reasonably and in good faith believed by it or them to be genuine and signed or sent by the proper party or parties and contemplated herein;

(vi)   will not incur liability for any notice, consent, certificate, statement, wire instruction, telecopy or other writing which is delayed, canceled or changed without the actual knowledge of the Intermediary;

(vii)  shall not be required by any provision of this Agreement to expend or risk the Intermediary's own funds, or to take any action (including the institution or defense of legal proceedings) which in its or their reasonable judgment may cause it or them to incur or suffer any expense or liability, unless the Intermediary shall have been provided with security or indemnity, acceptable to the Intermediary, for the payment of the costs, expenses (including reasonable attorneys' fees) and liabilities which may be incurred therein or thereby;

(viii) shall not incur any liability for acts or omissions of any domestic or foreign depository or book-entry system for the central handling of any Collateral, or for investing any Collateral pursuant hereto on a commingled basis with assets of other customers, but shall be responsible for the acts or omissions of domestic or foreign agents and subcustodians appointed by the Intermediary to the same extent as if such acts or failure to act relevant to this Agreement were those of Intermediary itself; and

(ix)    shall not be responsible for the title, validity or genuineness of any Collateral in or delivered into the Collateral Account.

(b)    The Pledgor shall pay or reimburse all reasonable out-of-pocket expenses of the Intermediary (including reasonable fees and expenses for legal services) and all of the Intermediary's standard account maintenance fees and transaction fees in respect of, or incident to, the execution, administration or enforcement of this Agreement or in connection with any amendment, waiver or consent relating to this Agreement.  The Pledgor agrees to indemnify and hold harmless the Intermediary and the Other Indemnified Parties against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys' fees (including costs and expenses of enforcing this indemnity), that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of this Agreement or any action taken or not taken by it or them hereunder, except to the extent that such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Intermediary or such Other Indemnified Party because of gross negligence or willful misconduct on the part of the Intermediary or the Other Indemnified Parties.  The provisions of this Section 16(b) shall survive any termination of this Agreement.

(c)    If any Collateral subject to this Agreement is at any time attached or levied upon, or in case the transfer or delivery of any such Collateral shall be stayed or enjoined, or in the case of any other legal process or judicial order affecting such Collateral, the Intermediary is authorized to comply with any such order in any manner as the Intermediary or its legal counsel reasonably deems appropriate and shall give the Agent and the Pledgor prompt written notice of such compliance.  If the Intermediary complies with any process, order, writ, judgment or decree relating to the Collateral, then the Intermediary shall not be liable to the Pledgor, the Agent, the Issuing Bank, any other Bank or any other Person even if such order or process is subsequently modified, vacated or otherwise determined to have been without legal force or effect.

(d)    The Intermediary shall not be responsible for delays or failures in performance resulting from events or conditions beyond its reasonable control so long as the same exist or continue and cannot reasonably be remedied by the Intermediary in accordance with normal business practices.  Such events or conditions shall include acts of God, strikes, lockouts, riots, acts of war or terrorism, epidemics, nationalization, expropriation, currency restrictions, governmental regulations superimposed after the fact, fire, communication line failures, power failures, earthquakes or other disasters.

17.    Resignation of Intermediary.

Subject to the appointment and acceptance of a successor Intermediary as provided below, the Intermediary may resign at any time by giving thirty (30) days prior written notice thereof to the Agent and the Pledgor.  Upon any such resignation, the Agent shall have the right to appoint a successor Intermediary, which (except during the continuation of a Default) must be reasonably acceptable to the Pledgor.  If no successor Intermediary shall have been so appointed and shall have accepted such appointment within thirty (30) days after the retiring Intermediary's giving of notice of resignation, then (i) the retiring Intermediary may petition a court of competent jurisdiction for the appointment of a successor Intermediary or (ii) the retiring Intermediary may appoint a successor Intermediary, which shall be a bank or trust company reasonably acceptable to the Agent and Pledgor.  Upon the acceptance of any appointment as Intermediary hereunder by the successor, (i) such successor Intermediary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Intermediary and the retiring Intermediary shall be discharged from its duties and obligations hereunder and (ii) the retiring Intermediary shall promptly transfer all Collateral within its possession or control to the possession or control of the successor Intermediary and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to accomplish the foregoing.  After the retiring Intermediary's resignation hereunder as Intermediary, the provisions of Section 16 hereof shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Intermediary.

18.    Miscellaneous.

(a)    This Agreement, together with the other Loan Documents, constitutes the entire and final agreement among the parties with respect to the subject matter hereof and may not be changed, terminated or otherwise varied, except by a writing duly executed by the parties.

(b)    No waiver of any term or condition of this Agreement, whether by delay, omission or otherwise, shall be effective unless in writing and signed by the party sought to be charged, and then such waiver shall be effective only in the specific instance and for the purpose for which given.

(c)    This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Pledgor may not assign any of its rights or obligations hereunder or any interest herein except as expressly contemplated by this Agreement or the other Loan Documents (and any such attempted assignment shall be void).

(d)    Any notice or other communication which by any provision of this Agreement is required or permitted to be given or served hereunder shall be in writing and shall be given or served in the manner specified in the Facility Agreement (in the case of the Intermediary, as if it were DB).

(e)    All captions in this Agreement are included herein for convenience of reference only and shall not constitute part of this Agreement for any other purpose.  The provisions of Sections 1.02, 1.03 and 1.04 of the Facility Agreement shall apply to this Agreement, mutatis mutandis.

(f)     This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.

(g)    Any legal action or proceeding with respect to this Agreement and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York sitting in New York County or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each party hereto hereby submits to and accepts for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and appellate courts from any thereof.  Each party hereto  irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein.  Each party hereto hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.  Nothing herein shall affect the right of a party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

(h)    In the event any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, but each shall be construed as if such invalid, illegal or unenforceable provision had never been included hereunder.

19.    WAIVER OF JURY TRIAL.

EACH PARTY HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF A PARTY HERETO IN THE ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

20.    Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Agreement (or any related agreement, including any amendment hereto or waiver hereunder) by facsimile or e-mail (in a pdf or similar file) shall be effective as delivery of an original executed counterpart of this Agreement (or such related agreement).

[SIGNATURE PAGE FOLLOWS]

N WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written:

PLEDGOR:

SUNPOWER CORPORATION

By:	/s/ Dennis V. Arriola
Name: Dennis V. Arriola
Title: Senior Vice President and Chief Financial Officer

AGENT:

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent

By:	/s/ Anthony F. Calabrese
Name: Anthony F. Calabrese
Title: Director

By:	/s/ Katrina Krallitsche
Name: Katrina Krallitsche
Title: Assistant Vice President

INTERMEDIARY:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Luigi Sacramone
Name: Luigi Sacramone
Title: Assistant Vice President

By:	/s/ Christina Van Ryzin
Name: Christina Van Ryzin
Title: Vice President

SCHEDULE A

PLEDGOR'S FILING INFORMATION

1.	Pledgor's Exact Full Legal Name:	SunPower Corporation

2.	Pledgor's Mailing Address:	3939 North First Street
San Jose, California 95134

3.	Pledgor's Tax ID No.:	94-3008969

4.	Pledgor's Type of Organization:	Corporation

5.	Pledgor's Jurisdiction of Organization:	Delaware

6.	Pledgor's State Organizational ID No.:	3808702

7.	Pledgor's Chief Executive Office:	3939 North First Street
San Jose, California 95134

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EXHIBIT A

"Permitted Investments" shall mean, (i) cash denominated in legal currency of the United States of America, or (ii) investments in money market funds that (a) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, as amended, (b) are rated not less than AAAm by S&P and Aaa by Moody's, (c) have portfolio assets of at least $5,000,000,000 and (d) invest only in securities or other obligations denominated in legal currency of the United States of America.